Exhibit 10.33




                              AGREEMENT OF SUBLEASE

                                     between


                        INDIVIDUAL INVESTOR GROUP, INC.,

                                                       as Sublessor


                                     - and -


                           PROFESSIONAL ACCESS LIMITED

                                                       as Sublessee


                                    Premises:        A Portion of the 14th Floor
                                                     125 Broad Street
                                                     New York, New York

                                    Date:            May 7, 2001






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                           TABLE OF CONTENTS

Term...............................................................2

Fixed Rent.........................................................3

Electricity Charge.................................................5

Additional Rent....................................................6

Occupancy Tax......................................................6

Use................................................................7

Compliance with Underlying Lease...................................7

Non-Liability, Indemnity...........................................7

Performance by Underlying Landlord.................................8

Repairs, Cleaning.................................................10

Alterations.......................................................10

Initial Occupancy.................................................11

Assignment and Subsubletting......................................11

Insurance.........................................................12

Default...........................................................14

Destruction by Fire or Other Casualty, Condemnation...............14

Attornment........................................................15

Sublease Consent..................................................15

Notice............................................................16

Quiet Enjoyment...................................................17

Surrender of Demised Premises.....................................17

Broker(s).........................................................17

Excluded Provisions...............................................18

Security Deposit..................................................18

Negotiations with Underlying Landlord.............................20

Inability to Perform, Delays......................................20

No Waivers........................................................20

Limitations on Sublessee's Remedies...............................20

Entire Agreement, Miscellaneous...................................21

Signage and Directory.............................................23




EXHIBIT A:        Floor Plans
EXHIBIT B:        Letter of Credit Form



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         AGREEMENT OF SUBLEASE (this "Sublease"), dated as of the 7th day of
May, 2001, by and between INDIVIDUAL INVESTOR GROUP, INC., a Delaware corporation, having offices at 125 Broad Street, 14th Floor, New York, New York ("Sublessor"), and PROFESSIONAL ACCESS LIMITED, a New York corporation, having offices at 14 Wall Street, New York, New York 10005 ("Sublessee").

                              W I T N E S S E T H:

         WHEREAS, Sublessor is a tenant of certain premises in the building located at 125 Broad Street, New York, New York (the "Building"), and Sublessee is desirous of subletting a portion of such space comprised of a portion of the fourteenth (14th) floor of the Building, as shown hatched on the floor plan annexed hereto as Exhibit "A" (the "demised premises" or "Demised Premises") from Sublessor upon the terms and conditions hereinafter set forth:

         NOW, THEREFORE, in consideration of the rental payments to be made hereunder by Sublessee to Sublessor and the mutual terms, covenants, conditions, provisions and agreements hereinafter set forth, Sublessor does hereby sublet to Sublessee, and Sublessee does hereby take and hire from Sublessor, the demised premises.

         This Sublease shall be expressly subject and subordinate to all of the terms, covenants, conditions, provisions and agreements contained in that certain lease, dated as of November 30, 1998, entered into between 125 Broad Unit C LLC, as landlord ("Underlying Landlord"), and Sublessor, as tenant thereunder, as the same may have been amended (which lease, as and if so amended, is hereinafter referred to as the "Underlying Lease"), except such terms, covenants, conditions, provisions and agreements as are specifically inconsistent with the provisions hereof or are set forth in Article 23 below (the "Excluded Provisions"). All express provisions of this Sublease shall govern in all circumstances unless use of the demised premises or any action or inaction taken in accordance with said provisions may be the basis of a default under the Underlying Lease, in which case the inconsistency shall be resolved in favor of the provisions of the Underlying Lease. A true copy of the Underlying Lease, with certain of the Excluded Provisions and other particular information deleted ("Deleted Provisions"), has been delivered to, and reviewed by, Sublessee.

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1. Term.

(A) The term of this Sublease shall commence (the "Commencement Date") on the later to occur of the date on which Underlying Landlord shall consent hereto in writing pursuant to Article 18 below and May 1, 2001. The term of this Sublease shall terminate on March 30, 2004 (the "Expiration Date"), unless such term shall sooner cease or terminate pursuant to the terms of this Sublease. Sublessor and Sublessee agree to confirm the actual Commencement Date in writing; provided, however, the failure to so confirm shall have no effect on the Commencement Date, or otherwise.

(B) Notwithstanding anything to the contrary contained herein, if for any reason the term of the Underlying Lease is terminated prior to the Expiration Date of this Sublease, this Sublease shall thereupon be terminated and Sublessor shall not be liable to Sublessee by reason thereof unless such termination is due to, or involves, a breach by Sublessor of its obligations under the Underlying Lease or this Sublease.

(C) If the demised premises to be included within the demised premises shall not be available for occupancy by Sublessee on the specific date hereinbefore designated for the commencement of the term of this Sublease or for the inclusion of such space for any reason whatsoever, then this Sublease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the demised premises shall be available for occupancy by Sublessee, and Sublessee shall not be entitled to possession of the demised premises until the same are available for occupancy by Sublessee; provided, however, that Sublessee, shall have no claim against Sublessor, and Sublessor shall have no liability to Sublessee, by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the demised premises or such additional space available for occupancy by Sublessee on said specific date or on the Commencement Date shall in no wise affect the obligations of Sublessee hereunder nor shall the same be construed in any wise to extend the term of this Sublease unless specifically provided to the contrary in the preamble to this Sublease and furthermore, this

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Paragraph 1(C) shall be deemed to be an express provision to the contrary of
Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force. Notwithstanding anything to the contrary contained herein, Sublessee shall have the option to terminate this Sublease if possession is not delivered to the Sublessee with Sublessor's Work (as defined in Paragraph 12(B) herein) substantially complete by August 1, 2001, or within such period after such date (not exceeding three (3) months) as shall equal the aggregate period Sublessor may have been delayed in doing so by any act or omission of Subtenant or any labor trouble, governmental controls, act of God, or any other cause beyond Sublessor's reasonable control.

2. Fixed Rent.

(A) Sublessee shall pay to Sublessor, during the term of this Sublease, the annual rental ("fixed rent") of: (i) Five Hundred Sixty-One Thousand and 00/100 Dollars ($561,000.00) per annum for the period commencing on May 1, 2001 through March 31, 2002, payable in equal monthly installments of Forty-Six Thousand Seven Hundred Fifty and 00/100 Dollars ($46,750.00); (ii) Five Hundred Seventy-Seven Thousand Eight Hundred Thirty and 00/100 Dollars ($577,830.00) per annum for the period commencing on April 1, 2002 through March 31, 2003, payable in monthly installments of Forty-Eight Thousand One Hundred Fifty-Two and 50/100 Dollars ($48,152.50); and (iii) Five Hundred Ninety-Five Thousand One Hundred Sixty-Five and 00/100 Dollars ($595,165.00) for the period commencing on April 1, 2003 through the Expiration Date payable in monthly installments of Forty-Nine Thousand Five Hundred Ninety-Seven and 08/100 Dollars ($49,597.08). Notwithstanding the foregoing, the fixed rent shall abate for the period commencing on the Commencement Date and ending thirty (30) days thereafter in an amount not to exceed Forty-Six Thousand Seven Hundred Fifty and 00/100 Dollars ($46,750.00).

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(B) Each monthly installment of fixed rent shall be paid by the twenty-fifth
(25th) day of the month preceding the month in which such fixed rent is due under the Underlying Lease by check drawn on a bank reasonably acceptable to Sublessor with an office in New York at which the check can be presented for payment, except the first (1st), third (3rd), fourth (4th) and sixth (6th) full monthly installments of fixed rent shall be paid upon the execution of this Sublease by Sublessee. The fixed rent for any month of the term of this Sublease which does not begin or end on the first or last day of a calendar month shall be prorated on a daily basis in accordance with the fixed rent due for the calendar month. Since the installment for the first full month's fixed rent is being paid by Sublessee upon the execution of this Sublease regardless of whether the term shall have commenced on the first day of a calendar month, any adjustment to which Sublessee is entitled on account of the immediately preceding sentence shall be made to the monthly installment of fixed rent due on the first day of the calendar month next following the month in which the Commencement Date occurs. All fixed rent, additional rent (as hereinafter defined) and other sums and charges due to Sublessor under this Sublease shall be paid by Sublessee at the office of Sublessor set forth above, or at such other place as Sublessor may designate, without any notice, setoff or deduction whatsoever. Sublessee's obligation to make such payments shall survive the Expiration Date or sooner termination of this Sublease.

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(C) All other costs and expenses which Sublessee assumes or agrees to pay pursuant to this Sublease shall be deemed "additional rent" and, in the event of non-payment, Sublessor shall have all the rights and remedies herein provided for in case of non-payment of fixed rent. If Sublessee shall fail to pay any installment of fixed rent or additional rent within a period of five (5) days after the due date of the installment in question, Sublessee shall also pay to Sublessor (i) a late charge equal to three (3%) percent per month of the overdue amount, such late charge to be payable as additional rent hereunder and (ii) interest from the due date until paid at the rate of four percent (4%) over the then "Prime Rate" as published in The Wall Street Journal or the New York Times for ninety (90) day unsecured loans to major corporate borrowers (unless such rate is usurious as applied to Tenant, in which case the highest rate permitted by law shall apply) (the "Prime Rate"). In the event the Prime Rate is no longer the reference rate for ninety (90) day unsecured loans to major corporate borrowers, the replacement or successor reference rate to the Prime Rate shall be used in determining the interest to be paid by Tenant pursuant to this Section. The payment of such late charge shall be in addition to all other rights and remedies available to Sublessor in the case of non-payment of fixed rent.

(D) If Sublessor shall be charged with respect to the demised premises for any other sums or charges pursuant to the provisions of the Underlying Lease, including, without limitation, for overtime or other extra services requested by Sublessee, then Sublessee shall be liable for all such sums and charges as additional rent under this Sublease and such sums shall be due and payable by Sublessee to Sublessor on demand.

3. Electricity Charge.

(A) The cost to Sublessee of electricity furnished to the demised premises shall be Forty-Six Thousand Seven Hundred Fifty and 00/100 Dollars ($46,750.00) per annum, payable in monthly installments of Three Thousand Eight Hundred Ninety-Five and 83/100 Dollars ($3,895.83); provided, however, if Sublessee requires additional electricity to be furnished to the demised premises, same may be furnished by Sublessor, if at all, in Sublessor's sole discretion and otherwise in accordance with, and with such other charges, costs and expenses as are provided under Section 8.6 of the Underlying Lease. Any sums due and payable to Sublessor under this Section 3(A) shall be deemed to be, and collectible as, additional rent.

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(B) Sublessor shall not be liable in any way to Sublessee for any failure or defect in the supply or character of electric current furnished to the demised premises. Sublessee covenants and agrees that, at all times, its connected electrical load shall not cause a default under the Underlying Lease.


4. Additional Rent. Sublessee shall pay to Sublessor, as additional rent, Sublessee's Proportionate Share of all amounts payable by Sublessor to Underlying Landlord pursuant to Article 5 of the Underlying Lease, which are applicable to the term of this Sublease. Notwithstanding the preceding sentence, Sublessor and Sublessee agree that Sublessee shall not be liable for Operating Expenses (as defined in Section 5.1(E) of the Underlying Lease) under Article 5 of the Underlying Lease. Notwithstanding anything to the contrary and for purposes of determining the amounts payable by Sublessee pursuant to this
Article 4, the Base Tax Factor for Taxes shall be deemed to mean Taxes for the average of the 1999/2000 and 2000/2001 Tax Years. Payment of amounts due hereunder shall be made in the manner and ten (10) days before each such date that Sublessor shall be required to pay its corresponding share of such additional rent pursuant to the Underlying Lease. Payments for the first and last years of the term of this Sublease shall be equitably prorated. For the purposes of this Sublease, the term "Sublessee's Proportionate Share" shall be deemed to mean 48.57%.

5. Occupancy Tax. Sublessee shall pay directly to the City of New York all occupancy and rent taxes which may be payable to the City of New York in respect of the fixed rent reserved by this Sublease, if any, and all other taxes required to be paid under the Underlying Lease or otherwise required by law as a result of Sublessee's occupancy of the demised premises, the payment of which shall be imposed directly upon any occupant of the demised premises.

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6. Use. Sublessee shall use the demised premises only for general office use consistent with the Class A nature of the Building and otherwise in accordance with the provisions of the Underlying Lease.

7. Compliance with Underlying Lease. Sublessee covenants and agrees to observe and perform all of the terms, covenants, conditions, provisions and agreements to be performed by Sublessor, as tenant pursuant to the Underlying Lease, except for any Excluded Provisions, and further covenants and agrees not to do or suffer or permit anything to be done which would result in a default under the Underlying Lease or cause the Underlying Lease to be terminated. All of the terms, covenants, conditions, provisions and agreements of the Underlying Lease, excepting any Excluded Provisions, are hereby incorporated herein with the same force and effect as if herein set forth in full and wherever the term "Tenant" occurs in the Underlying Lease, the same shall be deemed to refer to Sublessee. Notwithstanding the foregoing, all grace periods specified in Article 25 of the Underlying Lease shall, for purposes of determining compliance by Sublessee with the provisions hereof, be each reduced by three (3) days, with respect to any monetary default cure period and by ten (10) days, with respect to any non-monetary default cure period, therein provided. The obligations of Sublessee provided above in this Article 7 shall refer only to those obligations of Sublessor under the Underlying Lease that relate to the demised premises.

8. Non-Liability, Indemnity. Sublessee shall indemnify and hold harmless Sublessor, its subsidiaries and affiliates and each of their respective officers, directors, members, managers or partners, agents, contractors, servants, licensees, employees or invitees (each an "Indemnified Party") from and against any and all claims, losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) arising out of or related to the use, conduct or maintenance of the demised premises or any business therein or any work or thing whatsoever done, or any

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condition created in or about the demised premises during the term of this
Sublease by Sublessee, its agents, contractors, servants, licensees, employees or invitees (or any time prior to the Commencement Date that Sublessee may have been given access to the demised premises), any negligent or otherwise wrongful act or omission of Sublessee or any of its agents, contractors, servants, licensees, employees or invitees, any failure of Sublessee to perform or comply with all of the provisions of this Sublease hereof that are applicable to Sublessee, and any obligation Sublessor may have to indemnify Underlying Landlord under the Underlying Lease, to the extent related to the demised premises. In case any action or proceeding be brought against any Indemnified Party by reason of any of the foregoing, Sublessee, upon notice from such Indemnified Party, shall defend such action or proceeding by counsel chosen by Sublessee, who shall be reasonably satisfactory to such Indemnified Party. Sublessee or its counsel shall keep such Indemnified Party fully apprised at all times of the status of such defense and shall not settle same without the written consent of such Indemnified Party.

9. Performance by Underlying Landlord.

(A) Sublessor does not assume any obligation to perform the terms, covenants, conditions, provisions and agreements contained in the Underlying Lease on the part of Underlying Landlord to be performed or make any representation or warranty made by Underlying Landlord. In the event Underlying Landlord shall fail to perform any of the terms, covenants, conditions, provisions and agreements contained in the Underlying Lease on its part to be performed, Sublessor shall be under no obligation to perform such services or have any liability whatsoever to Sublessee in connection therewith. Sublessor shall cooperate with Sublessee, at no cost to Sublessor, in seeking to obtain the

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performance of Underlying Landlord under the Underlying Lease. If Underlying
Landlord shall default in any of its obligations with respect to the demised premises, or there shall exist a bona fide dispute with Underlying Landlord under the terms, covenants, conditions, provisions and agreements of this Sublease and/or the Underlying Lease and Sublessee notifies Sublessor in writing that Sublessee has previously notified Underlying Landlord in writing of such dispute and that such default or notice has been disregarded or not reasonably satisfactorily acted upon, then upon Sublessee's written request and provided Sublessee is not in default under this Sublease, Sublessor shall use reasonable efforts to enforce its rights under the Underlying Lease for Sublessee's benefit, including, but not limited to, giving notices, claims and demands to and on Underlying Landlord. Sublessee shall reimburse Sublessor for all costs incurred in connection with the enforcement of such rights. Notwithstanding the foregoing, Sublessor shall have no obligation to commence any action at law or in equity to obtain any relief sought by Sublessee by reason of Underlying Landlord's breach of its obligations under the Underlying Lease. Sublessee shall indemnify Sublessor against, and hold Sublessor harmless from and against any and all loss, cost, damage, expense or liability (including, but not limited to, reasonable attorneys' fees and disbursements) incurred by Sublessor by reason of the enforcement of its rights under the Underlying Lease for the benefit of Sublessee, such indemnity shall survive the Expiration Date or sooner termination of this Sublease.

(B) Sublessee shall not be allowed any abatement or diminution of fixed rent or additional rent under this Sublease because of Underlying Landlord's failure to perform any of its obligations under the Underlying Lease. Notwithstanding the foregoing, in the event that Sublessor receives an abatement or diminution of fixed rent or additional rent from Underlying Landlord that relates to the demised premises, Sublessee shall be entitled to its allocable share of such abatement or diminution less any reasonable expenses incurred by Sublessor in obtaining such abatement or diminution from Underlying Landlord.

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10. Repairs, Cleaning. Sublessee shall be entitled to receive all of those services and repairs, if any, which Underlying Landlord may be obligated to provide and to make under the terms, covenants, conditions, provisions and agreements of the Underlying Lease and to the extent that Underlying Landlord is not required to provide any such services and repairs, Sublessee shall be responsible therefor, subject to and in accordance with the provisions of the Underlying Lease.

11. Alterations. Sublessee shall not make any changes, alterations, additions or improvements to the demised premises without first obtaining the written consent of Sublessor (which may be given or withheld in Sublessor's sole discretion) and Underlying Landlord (which may be given or withheld in accordance with the provisions of the Underlying Lease). Notwithstanding the foregoing, Sublessor's consent shall not be unreasonably withheld if the written consent of Underlying Landlord is first obtained. Simultaneously with the submission of documents to Underlying Landlord, Sublessee shall send copies of all such documents regarding alterations to Sublessor. Sublessee shall pay all costs and expenses relating to any changes, alterations, additions or improvements and shall cause same to be completed in accordance with the terms, covenants, conditions, provisions and agreements of the Underlying Lease. Sublessee hereby agrees to indemnify, defend and hold Sublessor harmless from and against any and all loss, cost, damage, expense or liability (including, but not limited to, reasonable attorneys' fees and disbursements) incurred by Sublessor as a result of Sublessee's failure to comply with the provisions of this Article 11.

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12. Initial Occupancy.

(A) Sublessee represents that it has inspected the demised premises and agrees to take the same in its present "As Is" condition, and Sublessee acknowledges that no representations with respect to the condition thereof or otherwise, of any kind or nature, have been made. Any work required by Sublessee to prepare the demised premises for its occupancy shall be paid for by Sublessee and shall be subject to all of the terms, covenants, conditions, provisions and agreements set forth in the Underlying Lease.

(B) Notwithstanding the foregoing, Sublessor shall, at Sublessor's sole cost and expense, through contractor(s) engaged by Sublessor, provide a double door entrance-way in similar condition to the wood doors that presently exist in Sublessor's entrance-way, and otherwise deliver the demised premises in "broom clean" condition (hereinafter called "Sublessor's Work").

13. Assignment and Subsubletting.

(A) Sublessee shall not (a) assign this Sublease, or (b) permit this Sublease to be assigned by operation of law or otherwise, or (c) sublet all or any part of the demised premises, or (d) mortgage, pledge, hypothecate or otherwise encumber its interest in this Sublease, the term and estate hereby granted or the rentals hereunder, in whole of in part, or (e) grant any concession, license or otherwise permit the demised premises to be used or occupied by any person(s) other than Sublessee (the term "Sublessee" includes, the directors, officers and employees of Sublessee in their capacities as such), or (f) permit the demised premises or any desk space therein to be used or occupied by any person(s) other than Sublessee, without the prior written consent of Sublessor (which may be given or withheld in Sublessor's sole discretions) and Underlying Landlord (which may be given or withheld in accordance with Article 19 of the Underlying Lease).

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(B) If this Sublease is assigned, or if the demised premises or any part thereof is subsublet or occupied by one other than Sublessee, whether or not Sublessee shall have been granted any required consent, Sublessor may, after default by Sublessee, collect rent and other charges from such assignee, subsubtenant or other occupant, and apply the net amount collected to fixed rent and other charges herein reserved, but no such assignment, subsubletting, occupancy or collection shall be deemed to be a waiver of the requirements of this Article 13 or an acceptance of the assignee, subsubtenant or other occupant as the sublessee under this Sublease. The consent by Sublessor to an assignment or subsubletting shall not in any way be construed to relieve Sublessee from obtaining the consent of Underlying Landlord and Sublessor to any further assignment or subsubletting. No assignment or subsubletting shall, in any way, release, relieve or modify the liability of Sublessee under this Sublease and Sublessee shall be and remain liable under all of the terms, covenants, conditions, provisions and agreements hereof.

14. Insurance.

(A) During the term of this Sublease, Sublessee, at its sole cost and expense, shall provide and maintain commercial general public liability and all-risk property damage insurance in conformity with the provisions of Article 16 of the Underlying Lease. Sublessee shall cause Sublessor and Underlying Landlord (and any other parties if required pursuant to the provisions of the Underlying Lease) to be included as additional insureds in said policy or policies which shall contain provisions, if and to the extent available, that it or they will not be cancelable except upon at least thirty (30) days prior written notice to all insureds and that the act or omission of one insured will not invalidate the policy as to the other insureds. Sublessee shall furnish to Sublessor reasonably satisfactory evidence that such insurance is in effect at or before the Commencement Date and, on request, at reasonable intervals thereafter.

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(B) Nothing contained in this Sublease shall relieve Sublessee from liability that may exist as a result of damage from fire or other casualty, but each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty. To the extent permitted by law, Sublessor and Sublessee each hereby releases and waives all right of recovery against the other or anyone claiming through or under the other by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if the insurance policies of Sublessor and Sublessee provide that such release or waiver does not invalidate the insurance. Each party agrees to use its best efforts to include in its applicable insurance policies such a provision. If the inclusion of said provision would involve an additional expense, either party, at its expense, may require such provision to be inserted in the other's policy.

(C) Sublessee hereby releases Underlying Landlord or anyone claiming through or under Underlying Landlord by way of subrogation or otherwise to the extent that Sublessor released Underlying Landlord or Underlying Landlord was relieved of liability or responsibility pursuant to the provisions of the Underlying Lease, and Sublessee will cause its insurance carriers to include any clauses or endorsements in favor of Underlying Landlord which Sublessor is required to provide pursuant to the provisions of the Underlying Lease.

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15. Default. In the event Sublessee defaults in the performance of any of the terms, covenants, conditions, provisions and agreements of this Sublease or of the Underlying Lease, Sublessor shall be entitled to exercise any and all of the rights and remedies to which it is entitled by law and also any and all of the rights and remedies specifically provided for in the Underlying Lease, which are hereby incorporated herein and made a part hereof with the same force and effect as if herein specifically set forth in full, and that wherever in the Underlying Lease rights and remedies are given to Underlying Landlord, the same shall be deemed to refer to Sublessor.

16. Destruction by Fire or Other Casualty, Condemnation.

(A) If the demised premises or the Building shall be partially or totally damaged or destroyed by fire or other casualty, Sublessee shall have no right to terminate this Sublease and this Sublease shall not be terminated by reason of such casualty unless the Underlying Lease is terminated by Sublessor or Underlying Landlord pursuant to the provisions of Article 23 of the Underlying Lease.

(B) If the demised premises are partially or totally damaged by fire or other casualty as a consequence of which Sublessor shall receive an abatement of rent relating to the demised premises, then in such event, there shall be a corresponding abatement of the fixed rent payable hereunder.

(C) Sublessee shall give Sublessor and Underlying Landlord notice of any fire, casualty or accident in or about the demised premises promptly after Sublessee becomes aware of such event.

(D) If the Underlying Lease is terminated pursuant to the provisions of Article 23 thereof as the result of a taking of all or any portion of the Building by condemnation (or deed in lieu thereof), this Sublease shall likewise terminate. In such event, Sublessee shall have no claim to any portion of the award with respect to any such taking, except to file a separate claim for the value of its fixtures or for moving expenses; provided, however, that Sublessor's award is not thereby reduced or otherwise adversely affected.

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(E) Sublessee waives the provisions of Section 227 of the New York Real Property
Law, which is superseded by the provisions of this Article 16.

17. Attornment. If the Underlying Lease and Sublessor's leasehold interest in the demised premises shall be terminated, other than as a result of a casualty or condemnation or sale in lieu thereof, Sublessee shall, if so requested in writing by Underlying Landlord, attorn to Underlying Landlord and shall, during the term of this Sublease, perform all of the terms, covenants, conditions, provisions and agreements of this Sublease on the part of Sublessee to be performed. In the event of any such attornment, Underlying Landlord shall not be liable for any act or omission or default of any prior sublessor (including, without limitation, Sublessor); subject to any offsets or defenses which Sublessee might have against any prior sublessor (including, without limitation, Sublessor); bound by any fixed rent or additional rent which Sublessee might have paid for more than the current month to any prior sublessor (including, without limitation, Sublessor); or bound by any amendment or modification of this Sublease made without Underlying Landlord's written consent. The foregoing shall be self-operative without the necessity of the execution of any further instruments, but Sublessee agrees, upon the demand of Underlying Landlord, to execute, acknowledge and deliver any instrument or instruments confirming such attornment.

18. Sublease Consent. This Sublease shall become effective only if the written consent hereto of Underlying Landlord is obtained. If such written consent is not obtained, then this Sublease shall be null and void and of no force or effect and Sublessor shall return to Sublessee the first (1st), third (3rd), fourth (4th) and sixth (6th) month's rent and the security deposit and thereupon neither party shall have any further obligation to the other. Sublessor shall


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promptly request the consent of Underlying Landlord to this Sublease. Sublessee agrees to provide such information in connection with such request as Underlying Landlord shall reasonably request. If the foregoing consent is not obtained within sixty (60) days following the execution and delivery of this Sublease by both parties, then either Sublessor or Sublessee may, within ten (10) days following the expiration of said sixty (60) day period, cancel this Sublease by giving written notice to the other party of its election to cancel. If either Sublessor or Sublessee do not give notice to cancel within said ten (10) day period, Sublessor or Sublessee shall only have the right to cancel this Sublease pursuant to this Article 18, thereafter only up until the time Underlying Landlord's consent may ultimately be given. Upon Sublessor's receipt of a valid notice of cancellation, this Sublease shall be null and void and Sublessor shall return to Sublessee the first (1st), third (3rd), fourth (4th) and sixth (6th) month's rent and thereupon neither party shall have any further obligation to the other. In the event that Underlying Landlord shall notify Sublessor that it will not consent to this Sublease, then Sublessor will promptly notify Sublessee of such fact, return to Sublessee the first (1st), third (3rd), fourth (4th) and sixth (6th) month's rent and security deposit, and thereupon this Sublease shall be null and void.

19. Notice. Any notice to be given under this Sublease shall be in writing and shall be delivered by hand or sent by certified mail, return receipt requested, or by nationally-recognized overnight courier, addressed to (i) Sublessor at its
(a) address herein stated, Attention: Chief Executive Officer, with a copy to
(b) Arent Fox Kintner Plotkin & Kahn, PLLC, 1675 Broadway, 25th Floor, New York, New York 10019, Attention: Bradley A. Kaufman, Esq.; and (ii) Sublessee (a) at its address herein stated prior to the Commencement Date, Attention: Mr. Babu Venkatesh, (b) at the demised premises subsequent to the Commencement Date,
Attention: Mr. Babu Venkatesh. No notice shall be effective unless given to all of the parties listed hereinabove. Each party shall have the right to designate, by notice in writing, any other address to which such party's notice is to be sent. Any notice to be given by either party may be given by the attorneys for such party. Any notice sent as aforesaid shall be deemed given upon the date of first attempted delivery.

20. Quiet Enjoyment. Sublessor covenants that Sublessee, on paying the fixed rent and additional rent and performing all the terms, covenants, conditions, provisions and agreements aforesaid, shall and may peacefully and quietly have, hold and enjoy the demised premises for the term aforesaid, free from any interference or hindrance by Sublessor, but subject to the exceptions, reservations and conditions hereof.

21. Surrender of Demised Premises. On the date upon which the term hereof shall expire and come to an end, whether on the Expiration Date, by lapse of time or otherwise, Sublessee, at Sublessee's sole cost and expense, shall quit and surrender the demised premises to Sublessor in the same order and condition as Sublessor is required to surrender the demised premises under Article 27 of the Underlying Lease.

22. Broker(s). Sublessee represents to Sublessor that Newmark & Company Real Estate, Inc. and Murray Hill Properties (collectively, the "Brokers") are the only brokers with whom Sublessee dealt in relation to this transaction and that Sublessee has had no dealings, either direct or indirect, with any other real estate agent or broker in connection with this transaction. Sublessee shall be under no obligation to pay any fees payable to the Brokers in connection with this Sublease. Sublessee agrees to indemnify, defend and hold each Indemnified Party harmless from any loss, liability and expense incurred by such Indemnified Party as a result of any claim made against such Indemnified Party which is based upon a breach of said representation by Sublessee. Sublessee's indemnification obligation pursuant to this Sublease (including, without limitation, Articles 8, 9, 11 and 22 herein) shall survive the Expiration Date or sooner termination of this Sublease.

23. Excluded Provisions. The following provisions of the Underlying Lease are deemed to be Excluded Provisions: the Fundamental Lease Provisions, Articles 2, 3 and 4, Sections 5.1(A), (B) and (E), 5.3(a), 5.3(b) (with respect to Tenant's Operating Payment only), 5.3(c), 5.6, 5.7 (with respect to Tenant's Operating Payment and Tenant's right to audit Landlord's books only), 5.8 (with respect to Tenant's Operating Payment only), 5.9, 5.12, 34.5 and 40.10, Articles 6, 7, 12, 14, 19, 25, 28, 30, 31, 39 and 42 and Exhibits B and G, and all references in the Underlying Lease to the aforesaid Articles, Sections or Exhibits of the Underlying Lease shall not be deemed incorporated in or made a part hereof.

24. Security Deposit.

(A) Sublessee shall deliver to Sublessor, and shall maintain in effect at all times during the term of this Sublease following delivery thereof, a clean, unconditional and irrevocable letter of credit, in substantially the form annexed hereto as Exhibit B, in the amount of Fifty-Five Thousand Six Hundred Eight and 84/100 Dollars ($55,608.84) issued by a banking corporation ("Bank") reasonably satisfactory to Sublessor and having its principal place of business or its duly licensed branch in the City of New York at which the letter of credit may be presented for payment. Such letter of credit shall serve as security for the faithful performance and observance by Sublessee of the terms, covenants, conditions, provisions and agreements of this Sublease. It is agreed that in the event Sublessee defaults in respect of any of the terms, covenants, conditions, provisions and agreements of this Sublease, including, but not limited to, the payment of fixed rent and additional rent, Sublessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed rent and additional rent or any other sum as to which Sublessee is in default or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default in respect of any of the terms, covenants, conditions, provisions and agreements of this Sublease, including, but not limited to, any damages or deficiency in the reletting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Sublessor. If Sublessor so applies or retains any part of the security, Sublessee shall, upon demand, promptly restore the amount so applied or retained so that Sublessor shall have the full amount of the letter of credit as provided herein on hand at all times during the term of this Sublease. In the event that Sublessee shall fully and faithfully comply with all of the terms, covenants, conditions, provisions and agreements of this Sublease, the letter of credit, or any remaining portion of any sum collected by Sublessor hereunder from the Bank, shall be returned to Sublessee forty-five
(45) days after the later of: (i) the Expiration Date or (ii) delivery of entire possession of the demised premises to Sublessor in the condition required by the Underlying Lease. In the event of an assignment by Sublessor of its interest under the Underlying Lease, Sublessor shall have the right to transfer the security and Sublessee agrees to look to the new sublessor solely for the return of said security and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new sublessor. Sublessee further covenants that it shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(B) Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall provide that it shall be automatically renewed from year to year unless terminated by the Bank by notice to Sublessor given not less than ninety (90) days prior to the then expiration date therefor. It is agreed that in the event Sublessee defaults in respect of any of the terms, covenants, conditions, provisions or agreements of this Sublease, including, but not limited to, the payment of fixed rent and additional rent, or if the letter of credit is terminated pursuant to the preceding sentence and is not replaced within forty-five (45) days prior to its expiration date that (i) Sublessor shall have the right to require the Bank to make payment to Sublessor of so much of the entire proceeds of the letter of credit as shall be reasonably necessary to cure the default, and (ii) Sublessor may apply said sum so paid to it by the Bank to the extent required for the payment of any fixed rent or additional rent or any other sum as to which Sublessee is in default or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default in respect of any of the terms, covenants, conditions, provisions and agreements of this Sublease, including, but not limited to, any damages or deficiency in the reletting of the demised premises, whether such damages or deficiency accrues before or after summary proceedings or other re-entry by Sublessor, without thereby waiving any other rights or remedies of Sublessor with respect to such default. To insure that Sublessor may utilize the security represented by the letter of credit in the manner, for the purpose, and to the extent provided in this Article 24, each letter of credit shall provide that the full amount thereof may be drawn down by Sublessor upon the presentation to the issuing bank of Sublessor's draft drawn on the issuing bank. Sublessee shall have the right to substitute one letter of credit for another, provided that, at all times, the letter of credit shall meet the requirements of this subparagraph 24(B). If Sublessee shall fail to obtain any replacement of a letter of credit within the time limits set forth in this
Article 24, Sublessor may draw down the full amount of the letter of credit and retain the same as security hereunder.

25. Negotiations with Underlying Landlord. Sublessee represents and warrants to Sublessor that it is not actively negotiating with Underlying Landlord to lease space in the Building.

26. Inability to Perform, Delays. If Sublessee shall be delayed in obtaining possession of the demised premises because of any reason beyond the reasonable control of Sublessor, Sublessor shall not be subject to any liability, the effectiveness of this Sublease shall not be affected and the term hereof shall not be extended, but the fixed rent shall be abated (provided Sublessee is not responsible for any such delay in obtaining possession) until possession shall have been made available to Sublessee.

27. No Waivers. Failure by either party in any instance to insist upon the strict performance of any one or more of the obligations of the other party under this Sublease, or to exercise any election herein contained or acceptance of payment of any kind with knowledge of a default by the other party, shall in no manner be or be deemed to be a waiver by such party of any defaults or breaches hereunder or of any of its rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of the defaulting party's obligations hereunder. Further, no payment by Sublessee or receipt by Sublessor of a lesser amount than the correct amount of fixed rent and/or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Sublessor may accept any checks or payments as made without prejudice to Sublessor's right to recover the balance or pursue any other remedy in this Sublease or otherwise provided at law or in equity.

28. Limitations on Sublessee's Remedies.

         With respect to any provision of this Sublease which specifically requires that Sublessor shall not unreasonably withhold or unreasonably delay its consent or approval, Sublessee in no event shall be entitled to make, nor shall Sublessee make, any claim, and Sublessee hereby waives any claim, for any sum of money whatsoever as damages, costs, expenses, attorneys' fees or disbursements, whether affirmatively or by way of setoff, counterclaim or defense, based upon any claim or assertion by Sublessee that Sublessor has unreasonably withheld or unreasonably delayed such consent or approval. Sublessee's sole remedy for claimed unreasonable withholding or unreasonable delaying by Sublessor of its consent or approval shall be an action or proceeding brought and prosecuted solely at Sublessee's own cost and expense to enforce such provision, for specific performance, injunction or declaratory judgment.

29. Entire Agreement, Miscellaneous.

(A) This Sublease shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

(B) The paragraph headings in this Sublease are inserted only as a matter of convenience for reference and are not to be given any effect in construing this Sublease.

(C) If any of the provisions of this Sublease or the application thereof to any person or circumstance shall be, to any extent, held to be invalid or unenforceable, the remainder of this Sublease shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

(D) All of the terms and provisions of this Sublease shall be binding upon and, except as prohibited by Article 13 hereof, inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(E) All prior negotiations and agreements relating to this Sublease and the demised premises are merged into this Sublease. This Sublease may not be amended, modified or terminated, in whole or in part, nor may any of the provisions be waived, except by a written instrument executed by the party against whom enforcement of such amendment, modification, termination or waiver is sought and unless the same is permitted under the provisions of the Underlying Lease.

(F) Each person executing this Sublease hereby represents and warrants that he or she is a duly authorized representative of Sublessor or Sublessee, as the case may be, and has full authority to execute and deliver this Sublease.

(G) This Sublease shall have no binding force and effect and shall not confer any rights or impose any obligations upon either party unless and until both parties have executed it and Sublessor shall have obtained Underlying Landlord's written consent to this Sublease pursuant to the provisions hereof and delivered to Sublessee an executed copy of such consent. Under no circumstances shall the submission of this Sublease in draft form by or to either party be deemed to constitute an offer for the subleasing of the demised premises.

(H) This Sublease may be executed in several counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(I) This Sublease and all the obligations of Sublessee to pay fixed rent and additional rent and perform all of its other covenants and agreements hereunder shall in no way be affected, impaired, delayed or excused because Sublessor or Underlying Landlord are unable to fulfill any of their respective obligations hereunder, either explicit or implicit, if Sublessor or Underlying Landlord is prevented or delayed from so doing by reason of strikes or labor trouble or by accident, adjustment of insurance or by any cause whatsoever reasonably beyond Sublessor's or Underlying Landlord's control.

(J) Each and every right and remedy of Sublessor under this Sublease shall be cumulative and in addition to every other right and remedy herein contained or now or hereafter existing at law or in equity, by statute or otherwise.

(K) At any time and from time to time Sublessee shall, within ten (10) days after written request by Sublessor, execute, acknowledge and deliver to Sublessor a written statement certifying (i) that this Sublease has not been modified and is in full force and effect or, if modified, that this Sublease is in full force and effect as modified, and specifying such modification(s), (ii) the dates to which the fixed rent and additional rent and other charges have been paid, (iii) that, to the best of Sublessee's knowledge, no defaults exist under this Sublease or, if any do exist, the nature of such default(s) and (iv) as to such other matters as Sublessor may reasonably request.

30. Signage and Directory.

(A) Sublessee may, at Sublessee's sole cost and expense, install one (1) first-class office signage as approved by Sublessor and Underlying Landlord in a location in the lobby of the demised premises as designated by Sublessor and/or Underlying Landlord in accordance with Sublessor's uniform signage program for the floor and Underlying Landlord's signage requirements for the Building. Sublessee shall not install any additional signage in any part of the lobby or common corridor or in the entrance to the demised premises or in any portion of the Premises visible from the exterior of the Premises, without, in any such case, Sublessor's and Underlying Landlord's prior written consent, which consent may be granted or withheld in each of Sublandlord's and Underlying Landlord's sole and absolute discretion. In the event that Sublessee shall install any additional signage without first obtaining Sublessor's and Underlying Landlord's consent as provided in this Paragraph 30, Sublessor may, in addition to any other remedies Sublessor shall have, immediately remove such signage at Sublessee's cost and expense and without liability to Sublessee therefor.


(B) Subject to the provisions of this Sublease and Section 15.1 of the Underlying Lease, Sublessor agrees to request that Underlying Landlord add Sublessee's name on the Building lobby directory or provide Sublessee with Sublessee's Proportionate Share of Sublessors's existing directory lines.
                                    * * * * *
            [The remainder of this page is left intentionally blank;

                          the signature page follows.]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Sublease as of the day and year first above written.

                                            SUBLESSOR:

                                            INDIVIDUAL INVESTOR GROUP, INC.


                                            By:  Jonathan Steinberg
                                                 Name: Jonathan Steinberg
                                                 Title: CEO


                                            SUBLESSEE:

                                            PROFESSIONAL ACCESS LIMITED


13-371-2246                                 By:  G. Babu Venkatesh
Federal Identification Number                    Name:  Babu Venkatesh
                                                 Title:     CEO

                                    EXHIBIT A

                                  (Floor Plans)

                                   [Attached]

                                    EXHIBIT B

                             (Letter of Credit Form)

                                [Bank Letterhead]

-----------------------

-----------------------

-----------------------




                 Re: Irrevocable Clean Standby Letter of Credit

Gentlemen:

         By order of our client, ("____"), we hereby open our clean irrevocable Standby Letter of ______________ ________ Credit No. _____ in your favor for an amount not to exceed in the aggregate $ US Dollars effective immediately.

         Funds under this credit are available to you against your sight draft drawn on us mentioning thereon our Credit No. ___.

         This Letter of Credit shall expire twelve (12) months from the date hereof; provided, however, that it is a condition of this Letter of Credit that it shall be deemed automatically extended, from time to time, without amendment, for one (1) year from the expiration date hereof and from each and every future expiry date, unless at least ninety (90) days prior to any expiry date we shall notify you by certified mail that we elect not to consider this Letter of Credit renewed for any such additional period, in which event unless a substitute Letter of Credit in conformity with the provisions hereof is delivered to you within forty-five (45) days following your receipt of our notice of nonrenewal you may, at any time thereafter, upon presentation of a sight draft accompanied by a certificate purportedly signed by an officer of your company stating "a replacement letter of credit has not been delivered" draw on the entire amount of this Letter of Credit.

         This Letter of Credit is transferable and may be transferred one or more times. However, no transfer shall be effective unless advice of such transfer is received by us in the form signed by you and reasonably acceptable to us.

         We hereby agree with you that all drafts drawn or negotiated in compliance with the terms of this Letter of Credit will be duly and promptly honored upon presentment and delivery of your draft to our office at ______ accompanied by a certificate purportedly signed by an officer of your company confirming that you are entitled to draw the amount represented by the sight draft pursuant to the Sublease between you and _________ if negotiated on or prior to the expiry date as the same may from time to time be extended.

         Partial draws are permitted under this Letter of Credit.

         Except as otherwise specified herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1983) Revision, International Chamber of Commerce Publication No. 400.

                                                     Very truly yours,



                                                     (Name of Bank)

                                                     By:
                                                        ------------------------

                                       2